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Exhibit 11

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                     Three Months Ended March 31
                                     ---------------------------
                                            1998        1997
                                         ----------  ----------

Average shares outstanding:Basic          4,920,802   4,922,479
                                         ==========  ==========

Net income                                    4,282     154,669
                                         ==========  ==========

Net income per share                     $      .00  $      .03
                                         ==========  ==========

Effect of dilutive stock
options                                     123,300      47,895
                                         ----------  ----------

Average shares outstanding:
Diluted                                   5,044,102   4,970,374
                                         ==========  ==========

Net income per share                     $      .00  $      .03
                                         ==========  ==========